Exhibit 99.1
OpenText Reports First Quarter Fiscal Year 2025 Financial Results
Total Revenues of $1.27B, 15 Consecutive Quarters of Cloud Organic Growth
Delivers Net Income Margin of 7%, Robust Adjusted EBITDA Margin of 35.0%
GAAP EPS of $0.32, Non-GAAP EPS of $0.93
Purchased and Canceled 7.72M Shares Over the Last Two Quarters
Fiscal 2025 First Quarter Highlights

Total Revenues (in millions)	Annual Recurring Revenues (in millions)	Cloud Revenues (in millions)
$1,269	$1,053	$457
(11.0)%	(8.4)%	+1.3%
Annual Recurring Revenues represent 83% of Total Revenues

“In our first full quarter after the AMC divestiture, we delivered $1.27 billion in total revenues, 35% Adjusted EBITDA Margin, and our 15th consecutive quarter of organic cloud revenue growth,” said Mark J. Barrenechea, OpenText CEO & CTO. “Further, we remain on track to return record capital to shareholders in Fiscal 2025, of approximately $570 million, and the company has purchased and canceled 7.72 million shares over the last two quarters.”

Mr. Barrenechea added: “OpenText continues to invest in the future of Information Management, and we look forward to showcasing our exciting innovation roadmap at our upcoming OpenText World User Conference in Las Vegas. We will be highlighting strong progress in our trusted Business Clouds, Business AI and Business Technology including Cyber Security.”
Mark J. Barrenechea, OpenText CEO & CTO

“The strength of the OpenText operating model has resulted in strong margin performance this quarter. We continue to focus on driving operational efficiencies across the organization and we have a defined path in place for future margin and cash flow growth,” said Madhu Ranganathan, OpenText President, CFO and leader of Corporate Development. “Based on this foundation of operational excellence we continue to invest in our growth and have the capital flexibility to deliver on our Fiscal 2025 Targets.”

Madhu Ranganathan, OpenText President & CFO

Waterloo, ON, October 31, 2024 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), today announced its financial results for the first quarter ended September 30, 2024.
First Quarter Financial Highlights Y/Y
•Total revenues of $1.27 billion, down 11.0% Y/Y or down 1.8% when adjusted for the AMC divestiture
•Annual recurring revenues (ARR) of $1.05 billion, or down 8.4% Y/Y or down 1.1% when adjusted for the AMC divestiture
•Cloud revenues of $457 million, up 1.3% Y/Y
•Quarterly enterprise cloud bookings(1) of $133 million, up 10.3% Y/Y
•Operating cash flows of ($78) million and free cash flows(2) of ($117) million, reflecting expected one-time tax payment for the AMC divestiture
•GAAP-based net income of $84 million, GAAP-based diluted earnings per share (EPS) of $0.32
•Adjusted EBITDA(2) of $444 million, margin of 35.0%, above Company’s Q1 targets
•Non-GAAP diluted EPS(2) of $0.93
•Returned $154 million of capital to shareholders consisting of $69 million of dividends and $85 million of share repurchases

(1) Enterprise cloud bookings is defined as the total value from cloud services and subscription contracts, entered into in the period that are new, committed and incremental to our existing contracts, entered into with our enterprise based customers.
(2) Please see Note 2 “Use of Non-GAAP Financial Measures” to the condensed consolidated financial statements below.

Financial Highlights for Q1 Fiscal 2025 with Year Over Year Comparisons

Summary of Quarterly Results
(In millions, except per share data)	Q1 FY'25	Q1 FY'24	$ Change	% Change	Q1 FY'25 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$457	$451	$6	1.3%	$459	1.7%
Customer support	595	698	($102)	(14.7)%	598	(14.3)%
Total annual recurring revenues**	$1,053	$1,149	($96)	(8.4)%	$1,057	(8.0)%
License	126	173	($47)	(27.3)%	126	(27.2)%
Professional service and other	91	104	($13)	(12.5)%	91	(12.5)%
Total revenues	$1,269	$1,425	($156)	(11.0)%	$1,273	(10.7)%
GAAP-based operating income	$206	$213	($7)	(3.1)%	N/A	N/A
Non-GAAP-based operating income (1)	$412	$461	($49)	(10.7)%	$410	(11.0)%
GAAP-based net income attributable to OpenText	$84	$81	$3	4.3%	N/A	N/A
GAAP-based EPS, diluted	$0.32	$0.30	$0.02	6.7%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$0.93	$1.01	($0.08)	(7.9)%	$0.93	(7.9)%
Adjusted EBITDA (1)	$444	$495	($51)	(10.3)%	$442	(10.6)%
Operating cash flows	($78)	$47	($125)	(265.1)%	N/A	N/A
Free cash flows (1)	($117)	$10	($127)	(1,322.3)%	N/A	N/A

(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the condensed consolidated financial statements below.
(2) For periods prior to Fiscal 2025, this is reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the period based on the forecasted utilization period. Please also see Note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K.
Note: Items in tables may not add due to rounding.  Percentages presented are calculated based on the underlying amounts.
*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

Dividend
As part of our quarterly, non-cumulative cash dividend program, the Board declared on October 29, 2024, a cash dividend of $0.2625 per common share. The record date for this dividend is November 29, 2024 and the payment date is December 20, 2024. OpenText believes strongly in returning value to its shareholders and intends to maintain its dividend program. Any future declarations of dividends and the establishment of future record and payment dates are all subject to the final determination and discretion of the Board of Directors.
Share Repurchase
OpenText also announced that in the first quarter of Fiscal 2025, it repurchased $85 million of common shares for cancellation under the Fiscal 2025 Repurchase Plan. Under the Fiscal 2025 Repurchase Plan, for the period commencing August 7, 2024 until August 6, 2025, OpenText intends to purchase for cancellation in open market transactions, from time to time, up to US$300 million of its issued and outstanding common shares, subject to a maximum of 21,179,064 common shares.
Quarterly Business Highlights
•Key customer wins in the quarter include: Alaska Airlines, Beyond ONE-Virgin Mobile, Bombardier, CHT Security, Dick's Sporting Goods, Digital Intelligence, European Medicines Agency, Fedex-DXC, Ford O’Brien Landy LLP, Linde Plc, National Bank, Nippon Gases, Raytheon Systems Limited, SICK AG, Standard
•OpenText named a leader in IDC MarketScape: Worldwide Intelligent Content Services 2024
•OpenText harnesses AI to revolutionize DevSecOps at Global Virtual Summit
•OpenText IT Management Platform achieves FedRAMP® authorization
•OpenText named one of the world's best companies by TIME Magazine for the second consecutive year

Summary of Quarterly Results
	Q1 FY'25	Q4 FY'24	Q1 FY'24	% Change (Q1 FY'25 vs Q4 FY'24)		% Change (Q1 FY'25 vs Q1 FY'24)
Revenue (millions)	$1,269	$1,362	$1,425	(6.8)%		(11.0)%
GAAP-based gross margin	71.7%	72.5%	71.4%	(80)	bps	30	bps
Non-GAAP-based gross margin (1)	75.8%	76.4%	77.3%	(60)	bps	(150)	bps
GAAP-based earnings (loss) per share, diluted	$0.32	$0.91	$0.30	(64.8)%		6.7%
Non-GAAP-based EPS, diluted (1)(2)	$0.93	$0.98	$1.01	(5.1)%		(7.9)%

(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the condensed consolidated financial statements below.
(2) Please also see Note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Conference Call Information

OpenText posted an investor presentation on its Investor Relations website and invites the public to listen to the earnings conference call webcast today at 9:00 a.m. ET (6:00 a.m. PT) from the Investor Relations section of the Company's website at https://investors.opentext.com. To join the webcast instantly, use this webcast link. A webcast replay will be available shortly following completion of the live call.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release to Non-GAAP-based financial measures.

About OpenText

OpenText is the leading Information Management software and services company in the world. We help organizations solve complex global problems with a comprehensive suite of Business Clouds, Business AI, and Business Technology. For more information about OpenText (NASDAQ/TSX: OTEX), please visit us at www.opentext.com.
Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release, including statements about Open Text Corporation (“OpenText” or “the Company”) on growth, profitability and future of Information Management, including executing on strategic programs including stronger competitive advantage, accelerating cloud growth, driving margin expansion and executing the Company’s capital allocation strategy, including expected return to shareholders; achieving Fiscal 2025 Financial Targets; level of performance through the fiscal year; cloud bookings, demand, scale and revenue growth; future organic growth initiatives and deployment of capital; innovation fueled by cloud, AI and security technologies; future revenues, operating expenses, margins, free cash flows, interest expense and capital expenditures; market share of our products; innovation road map; intention to maintain a dividend program, including any targeted annualized dividend; expected size and timing of the Fiscal 2025 Repurchase Plan, including execution thereof; future tax rates; renewal rates; new platform and product offerings, including OpenText AI products, and associated benefits to customers; internal automation and AI leverage, including our AI strategy, vision and growth; strategy to build shareholder value; and other matters, which may contain words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “could”, “would”, “might”, “will” and variations of these words or similar expressions are intended to identify forward-looking statements or information under applicable securities laws (forward-looking statements). In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements, and are based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions, including statements regarding future targets and aspirations, are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change and are not considered guidance. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Future declarations of dividends are also subject to the final determination and discretion of the Board of Directors, and an annualized dividend has not been approved or declared by the Board. Forward-looking statements involve known and unknown risks and uncertainties such as those relating to: all statements regarding the expected future financial position, results of operations, revenues, expenses, margins, cash flows, dividends, share buybacks, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, including any anticipated synergy benefits; incurring unanticipated costs, delays or difficulties, including as a result of the integration of Micro Focus, the divestiture of the AMC business or the execution of our business optimization plan; and our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. We rely on a combination of copyright, patent, trademark and trade secret laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights, which are important to our success. From time to time, we may also enforce our intellectual property rights through litigation in line with our strategic and business objectives. The actual results that OpenText achieves may differ materially from any forward-looking statements. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Further, readers should note that we may announce information using our website, press releases, securities law filings, public conference calls, webcasts and the social media channels identified on the Investors section of our website (https://investors.opentext.com). Such social media channels may include the Company's or our CEO's blog, X, formerly known as Twitter, account or LinkedIn account. The information posted through such channels may be material. Accordingly, readers should monitor such channels in addition to our other forms of communication.

For more information, please contact:
Greg Secord
Vice President, Global Head of Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2024 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: https://www.opentext.com/about/copyright-information.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	September 30, 2024	June 30, 2024
ASSETS	(unaudited)
Cash and cash equivalents	$1,000,219	$1,280,662
Accounts receivable trade, net of allowance for credit losses of $14,509 as of September 30, 2024 and $12,108 as of June 30, 2024	592,614	626,189
Contract assets	70,203	66,450
Income taxes recoverable	96,633	61,113
Prepaid expenses and other current assets	220,425	242,911
Total current assets	1,980,094	2,277,325
Property and equipment, net of accumulated depreciation of $768,438 as of September 30, 2024 and $751,174 as of June 30, 2024	365,451	367,740
Operating lease right of use assets	219,514	219,774
Long-term contract assets	42,314	38,684
Goodwill	7,502,649	7,488,367
Acquired intangible assets	2,357,997	2,486,264
Deferred tax assets	954,813	932,657
Other assets	302,387	298,281
Long-term income taxes recoverable	54,072	96,615
Total assets	$13,779,291	$14,205,707
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$862,973	$931,116
Current portion of long-term debt	35,850	35,850
Operating lease liabilities	75,312	76,446
Deferred revenues	1,450,456	1,521,416
Income taxes payable	74,948	235,666
Total current liabilities	2,499,539	2,800,494
Long-term liabilities:
Accrued liabilities	45,197	46,483
Pension liability, net	133,666	127,255
Long-term debt	6,353,277	6,356,943
Long-term operating lease liabilities	213,400	218,174
Long-term deferred revenues	162,397	162,401
Long-term income taxes payable	99,286	145,644
Deferred tax liabilities	135,642	148,632
Total long-term liabilities	7,142,865	7,205,532
Shareholders' equity:
Share capital and additional paid-in capital
265,545,938 and 267,800,517 Common Shares issued and outstanding at September 30, 2024 and June 30, 2024, respectively; authorized Common Shares: unlimited	2,290,191	2,271,886
Accumulated other comprehensive income (loss)	(74,456)	(69,619)
Retained earnings	2,065,221	2,119,159
Treasury stock, at cost (3,899,507 and 3,135,980 shares at September 30, 2024 and June 30, 2024, respectively)	(145,646)	(123,268)
Total OpenText shareholders' equity	4,135,310	4,198,158
Non-controlling interests	1,577	1,523
Total shareholders' equity	4,136,887	4,199,681
Total liabilities and shareholders' equity	$13,779,291	$14,205,707

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended September 30,
	2024	2023
Revenues:
Cloud services and subscriptions	$457,024	$451,014
Customer support	595,490	697,713
License	125,813	173,026
Professional service and other	90,678	103,676
Total revenues	1,269,005	1,425,429
Cost of revenues:
Cloud services and subscriptions	175,257	171,412
Customer support	62,574	75,014
License	6,657	3,839
Professional service and other	66,915	79,922
Amortization of acquired technology-based intangible assets	47,244	76,824
Total cost of revenues	358,647	407,011
Gross profit	910,358	1,018,418
Operating expenses:
Research and development	190,693	226,231
Sales and marketing	245,882	280,007
General and administrative	106,730	131,211
Depreciation	32,171	34,091
Amortization of acquired customer-based intangible assets	81,504	120,192
Special charges (recoveries)	47,136	13,794
Total operating expenses	704,116	805,526
Income from operations	206,242	212,892
Other income (expense), net	(35,655)	20,170
Interest and other related expense, net	(84,282)	(141,764)
Income before income taxes	86,305	91,298
Provision for income taxes	1,883	10,352
Net income for the period	$84,422	$80,946
Net (income) attributable to non-controlling interests	(54)	(45)
Net income attributable to OpenText	$84,368	$80,901
Earnings per share—basic attributable to OpenText	$0.32	$0.30
Earnings per share—diluted attributable to OpenText	$0.32	$0.30
Weighted average number of Common Shares outstanding—basic (in '000's)	267,400	271,178
Weighted average number of Common Shares outstanding—diluted (in '000's)	267,821	271,902

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended September 30,
	2024	2023
Net income for the period	$84,422	$80,946
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	(5,190)	(14,583)
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax (1)	654	(1,841)
(Gain) loss reclassified into net income - net of tax (2)	262	9
Unrealized gain (loss) on available-for-sale financial assets:
Unrealized gain (loss) - net of tax (3)	248	(221)
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax (4)	(1,045)	(19)
Amortization of actuarial (gain) loss into net income - net of tax (5)	234	189
Total other comprehensive loss net	(4,837)	(16,466)
Total comprehensive income	79,585	64,480
Comprehensive income attributable to non-controlling interests	(54)	(45)
Total comprehensive income attributable to OpenText	$79,531	$64,435
______________________________
(1)Net of tax expense (recovery) of $236 and ($664) for the three months ended September 30, 2024 and 2023, respectively.
(2)Net of tax expense (recovery) of $94 and $3 for the three months ended September 30, 2024 and 2023, respectively.
(3)Net of tax expense (recovery) of $207 and ($59) for the three months ended September 30, 2024 and 2023, respectively.
(4)Net of tax expense (recovery) of ($43) and $19 for the three months ended September 30, 2024 and 2023, respectively.
(5)Net of tax expense (recovery) of $92 and $75 for the three months ended September 30, 2024 and 2023, respectively.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Three Months Ended September 30, 2024
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2024	267,801	$2,271,886	(3,136)	$(123,268)	$2,119,159	$(69,619)	$1,523	$4,199,681
Issuance of Common Shares
Under employee stock option plans	5	141	—	—	—	—	—	141
Under employee stock purchase plans	389	9,863	—	—	—	—	—	9,863
Share-based compensation	—	29,446	—	—	—	—	—	29,446
Purchase of treasury stock	—	—	(824)	(25,010)	—	—	—	(25,010)
Issuance of treasury stock	—	(1,930)	60	2,632	(702)	—	—	—
Repurchase of Common Shares	(2,649)	(19,215)	—	—	(67,266)	—	—	(86,481)
Dividends declared ($0.2625 per Common Share)	—	—	—	—	(70,338)	—	—	(70,338)
Other comprehensive income (loss) - net	—	—	—	—	—	(4,837)	—	(4,837)
Net income for the period	—	—	—	—	84,368	—	54	84,422
Balance as of September 30, 2024	265,546	$2,290,191	(3,900)	$(145,646)	$2,065,221	$(74,456)	$1,577	$4,136,887

	Three Months Ended September 30, 2023
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2023	270,903	$2,176,947	(3,536)	$(151,597)	$2,048,984	$(53,559)	$1,329	$4,022,104
Issuance of Common Shares
Under employee stock option plans	85	2,892	—	—	—	—	—	2,892
Under employee stock purchase plans	240	8,641	—	—	—	—	—	8,641
Share-based compensation	—	37,004	—	—	—	—	—	37,004
Purchase of treasury stock	—	—	(1,400)	(53,085)	—	—	—	(53,085)
Issuance of treasury stock	—	(8,563)	183	8,563	—	—	—	—
Dividends declared ($0.25 per Common Share)	—	—	—	—	(67,778)	—	—	(67,778)
Other comprehensive income (loss) - net	—	—	—	—	—	(16,466)	—	(16,466)
Net income for the period	—	—	—	—	80,901	—	45	80,946
Balance as of September 30, 2023	271,228	$2,216,921	(4,753)	$(196,119)	$2,062,107	$(70,025)	$1,374	$4,014,258

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$84,422	$80,946
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	160,919	231,107
Share-based compensation expense	29,558	37,095
Pension expense	3,463	3,171
Amortization of debt discount and issuance costs	5,296	5,496
Write-off of right of use assets	—	4,715
Loss on sale and write down of property and equipment, net	2	458
Deferred taxes	(42,150)	(88,630)
Share in net (income) loss of equity investees	(455)	9,696
Changes in financial instruments	24,935	(17,895)
Changes in operating assets and liabilities:
Accounts receivable	57,607	31,304
Contract assets	(33,849)	(22,566)
Prepaid expenses and other current assets	22,151	19,326
Income taxes	(193,509)	29,597
Accounts payable and accrued liabilities	(107,520)	(124,214)
Deferred revenue	(76,531)	(150,476)
Other assets	(4,742)	4,104
Operating lease assets and liabilities, net	(7,403)	(6,113)
Net cash provided by (used in) operating activities	(77,806)	47,121
Cash flows from investing activities:
Additions of property and equipment	(39,316)	(37,539)
Purchase of Micro Focus, net of cash acquired	—	(9,272)
Proceeds from net investment hedge derivative contracts	2,519	1,966
Other investing activities	357	(5,554)
Net cash used in investing activities	(36,440)	(50,399)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	9,449	11,453
Repayment of long-term debt and Revolver	(8,963)	(186,463)
Net change in transition services agreement obligation	(4,295)	—
Debt issuance costs	—	(1,961)
Repurchase of Common Shares	(87,403)	—
Purchase of treasury stock	(25,000)	(53,085)
Payments of dividends to shareholders	(69,061)	(66,965)
Net cash used in financing activities	(185,273)	(297,021)
Foreign exchange gain (loss) on cash held in foreign currencies	19,136	(11,503)
Decrease in cash, cash equivalents and restricted cash during the period	(280,383)	(311,802)
Cash, cash equivalents and restricted cash at beginning of the period	1,282,793	1,233,952
Cash, cash equivalents and restricted cash at end of the period	$1,002,410	$922,150

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

Reconciliation of cash, cash equivalents and restricted cash:	September 30, 2024	September 30, 2023
Cash and cash equivalents	$1,000,219	$919,850
Restricted cash (1)	2,191	2,300
Total cash, cash equivalents and restricted cash	$1,002,410	$922,150

(1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Consolidated Balance Sheets.

Notes
(1)    All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.
(2)    Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its condensed consolidated financial statements, all of which should be considered when evaluating the Company's results.
The Company uses these Non-GAAP financial measures to supplement the information provided in its condensed consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures is not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income (loss) or earnings (loss) per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as GAAP-based income from operations, excluding the amortization of acquired intangible assets, special charges (recoveries), and share-based compensation expense.
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is consistently calculated as GAAP-based net income (loss), attributable to OpenText, excluding interest income (expense), provision for (recovery of) income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and special charges (recoveries). Adjusted EBITDA margin is calculated as adjusted EBITDA expressed as a percentage of total revenue.
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management. These items are excluded based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of Non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions and in response to our return to office planning, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special charges (recoveries)” caption on the Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company's operating results and underlying operational trends.
In summary, the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results. Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to F'25 targets and F’27 aspirations, including A-EBITDA is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.
The following charts provide unaudited reconciliations of U.S. GAAP-based financial measures to Non-GAAP-based financial measures for the following periods presented. The Micro Focus Acquisition significantly impacts period-over-period comparability.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2024 (In thousands, except for per share data)
	Three Months Ended September 30, 2024
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$175,257		$(2,186)	(1)	$173,071
Customer support	62,574		(1,342)	(1)	61,232
Professional service and other	66,915		(1,314)	(1)	65,601
Amortization of acquired technology-based intangible assets	47,244		(47,244)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	910,358	71.7%	52,086	(3)	962,444	75.8%
Operating expenses
Research and development	190,693		(8,167)	(1)	182,526
Sales and marketing	245,882		(9,315)	(1)	236,567
General and administrative	106,730		(7,234)	(1)	99,496
Amortization of acquired customer-based intangible assets	81,504		(81,504)	(2)	—
Special charges (recoveries)	47,136		(47,136)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	206,242		205,442	(5)	411,684
Other income (expense), net	(35,655)		35,655	(6)	—
Provision for income taxes	1,883		76,693	(7)	78,576
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	84,368		164,404	(8)	248,772
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.32		$0.61	(8)	$0.93

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)Adjustment relates to differences between the GAAP-based tax provision rate of approximately 2% and a Non-GAAP-based tax rate of approximately 24% ; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Beginning in Fiscal 2025, net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 have been fully utilized and are no longer included. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)Reconciliation of GAAP-based income to Non-GAAP-based net income:

	Three Months Ended September 30, 2024
		Per share diluted
GAAP-based net income, attributable to OpenText	$84,368	$0.32
Add (deduct):
Amortization	128,748	0.47
Share-based compensation	29,558	0.11
Special charges (recoveries)	47,136	0.18
Other (income) expense, net	35,655	0.13
GAAP-based provision for income taxes	1,883	0.01
Non-GAAP-based provision for income taxes	(78,576)	(0.29)
Non-GAAP-based net income, attributable to OpenText	$248,772	$0.93
Reconciliation of Adjusted EBITDA

Three Months Ended September 30, 2024
GAAP-based net income, attributable to OpenText	$84,368
Add:
Provision for income taxes	1,883
Interest and other related expense, net	84,282
Amortization of acquired technology-based intangible assets	47,244
Amortization of acquired customer-based intangible assets	81,504
Depreciation	32,171
Share-based compensation	29,558
Special charges (recoveries)	47,136
Other (income) expense, net	35,655
Adjusted EBITDA	$443,801

GAAP-based net income margin	6.6%
Adjusted EBITDA margin	35.0%
Reconciliation of Free cash flows

Three Months Ended September 30, 2024
GAAP-based cash flows provided by operating activities	$(77,806)
Add:
Capital expenditures (1)	$(39,316)
Free cash flows	$(117,122)

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2024 (In thousands, except for per share data)
	Three Months Ended June 30, 2024
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$175,799		$(2,966)	(1)	$172,833
Customer support	69,706		(1,022)	(1)	68,684
Professional service and other	71,691		(1,202)	(1)	70,489
Amortization of acquired technology-based intangible assets	48,220		(48,220)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	987,716	72.5%	53,410	(3)	1,041,126	76.4%
Operating expenses
Research and development	198,855		(5,312)	(1)	193,543
Sales and marketing	291,750		(9,278)	(1)	282,472
General and administrative	126,639		(6,987)	(1)	119,652
Amortization of acquired customer-based intangible assets	97,446		(97,446)	(2)	—
Special charges (recoveries)	47,784		(47,784)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	193,258		220,217	(5)	413,475
Other income (expense), net	397,055		(397,055)	(6)	—
Provision for income taxes	239,578		(196,036)	(7)	43,542
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	248,229		19,198	(8)	267,427
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.91		$0.07	(8)	$0.98

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 49% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended June 30, 2024
		Per share diluted
GAAP-based net income, attributable to OpenText	$248,229	$0.91
Add (deduct):
Amortization	145,666	0.54
Share-based compensation	26,767	0.10
Special charges (recoveries)	47,784	0.18
Other (income) expense, net	(397,055)	(1.47)
GAAP-based provision for income taxes	239,578	0.88
Non-GAAP-based provision for income taxes	(43,542)	(0.16)
Non-GAAP-based net income, attributable to OpenText	$267,427	$0.98
Reconciliation of Adjusted EBITDA

Three Months Ended June 30, 2024
GAAP-based net income, attributable to OpenText	$248,229
Add (deduct):
Provision for income taxes	239,578
Interest and other related expense, net	102,461
Amortization of acquired technology-based intangible assets	48,220
Amortization of acquired customer-based intangible assets	97,446
Depreciation	31,984
Share-based compensation	26,767
Special charges (recoveries)	47,784
Other (income) expense, net	(397,055)
Adjusted EBITDA	$445,414

GAAP-based net income margin	18.2%
Adjusted EBITDA margin	32.7%
Reconciliation of Free cash flows

Three Months Ended June 30, 2024
GAAP-based cash flows provided by operating activities	$185,220
Add:
Capital expenditures (1)	(39,979)
Free cash flows	$145,241

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2023 (In thousands, except for per share data)
	Three Months Ended September 30, 2023
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$171,412		$(2,991)	(1)	$168,421
Customer support	75,014		(1,058)	(1)	73,956
Professional service and other	79,922		(1,882)	(1)	78,040
Amortization of acquired technology-based intangible assets	76,824		(76,824)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	1,018,418	71.4%	82,755	(3)	1,101,173	77.3%
Operating expenses
Research and development	226,231		(11,734)	(1)	214,497
Sales and marketing	280,007		(11,807)	(1)	268,200
General and administrative	131,211		(7,623)	(1)	123,588
Amortization of acquired customer-based intangible assets	120,192		(120,192)	(2)	—
Special charges (recoveries)	13,794		(13,794)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	212,892		247,905	(5)	460,797
Other income (expense), net	20,170		(20,170)	(6)	—
Provision for income taxes	10,352		34,313	(7)	44,665
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	80,901		193,422	(8)	274,323
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.30		$0.71	(8)	$1.01

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 11% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended September 30, 2023
		Per share diluted
GAAP-based net income, attributable to OpenText	$80,901	$0.30
Add (deduct):
Amortization	197,016	0.72
Share-based compensation	37,095	0.14
Special charges (recoveries)	13,794	0.05
Other (income) expense, net	(20,170)	(0.08)
GAAP-based provision for income taxes	10,352	0.04
Non-GAAP-based provision for income taxes	(44,665)	(0.16)
Non-GAAP-based net income, attributable to OpenText	$274,323	$1.01

Reconciliation of Adjusted EBITDA

Three Months Ended September 30, 2023
GAAP-based net income, attributable to OpenText	$80,901
Add (deduct):
Provision for income taxes	10,352
Interest and other related expense, net	141,764
Amortization of acquired technology-based intangible assets	76,824
Amortization of acquired customer-based intangible assets	120,192
Depreciation	34,091
Share-based compensation	37,095
Special charges (recoveries)	13,794
Other (income) expense, net	(20,170)
Adjusted EBITDA	$494,843

GAAP-based net income margin	5.7%
Adjusted EBITDA margin	34.7%

Reconciliation of Free cash flows

Three Months Ended September 30, 2023
GAAP-based cash flows provided by operating activities	$47,121
Add:
Capital expenditures (1)	(37,539)
Free cash flows	$9,582

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

(3)    The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three months ended September 30, 2024 and 2023:

	Three Months Ended September 30, 2024		Three Months Ended September 30, 2023
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	22%	12%	21%	11%
GBP	5%	6%	5%	8%
CAD	3%	10%	3%	10%
USD	59%	49%	60%	50%
Other	11%	23%	11%	21%
Total	100%	100%	100%	100%
(1) Expenses include all cost of revenues and operating expenses included within the Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges (recoveries).